                                                                   EXHIBIT 23(c)

                         CONSENT OF ALLEN C. EWING & CO.


SouthTrust Corporation
Birmingham, Alabama

We hereby consent to the inclusion as an exhibit to the Proxy Statement/ Prospectus constituting part of the Registration Statement on Form S-4 of SouthTrust Corporation of our letter to the Board of Directors of First Bank Holding Company and to all the references made to such letter and to the firm in the Proxy Statement/Prospectus.

ALLEN C. EWING & CO.

By:    /s/ Benjamin C. Bishop, Jr.
   -------------------------------
       Benjamin C. Bishop, Jr.
       Its President

Jacksonville, Florida
October 31, 2000